Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 26, 2002 relating to the financial statements and financial statement schedule, which appears in NUI Corporation's Annual Report on Form 10-K for the year ended September 30, 2002.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 30, 2002